EXHIBIT 3.1
                                                              -----------

                                                        State of Delaware
                                                        Secretary of State
                                                     Division of Corporations
                                                  Delivered 08:38 AM 03/16/2007
                                                    Filed 08:39 AM 03/16/2007
                                                  SRV 070325171 - 2271710 FILE


                         CERTIFICATE OF AMENDMENT

                                     OF

                       CERTIFICATE OF INCORPORATION

                                     OF

                 TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.

                      _______________________________

                   Pursuant to Section 242(a)(1) of the
             General Corporation Law of the State of Delaware

                      ________________________________

      The undersigned, the President of Touchstone Applied
Science Associates, Inc., a Delaware corporation (the
"Corporation") does hereby certify as follows:

      1.   The name of the Corporation is Touchstone Applied
Science Associates, Inc.  The date of the filing of the original
Certificate of Incorporation of the Corporation with the Secretary of State of Delaware was August 22, 1991 and a
Certificate of Amendment of Certificate of Incorporation was filed on March 4, 1999 (collectively, the "Certificate.")

      2. Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment contains only such provisions as are lawful and proper to insert in an original certificate of incorporation.

      3. Article [1] of the Certificate is hereby amended such that Article [1] shall be deleted and replaced in its entirety to read as follows:

          "[1] The name of the corporation is:

                          QUESTAR ASSESSMENT, INC."

      4. The foregoing Amendment was duly approved and adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and the By-laws of the Corporation at a meeting of the Board of Directors of the Corporation on January 24, 2007, at which a quorum was present and acting throughout. The Board of Directors declared the advisability of the Amendment and directed that the Amendment be submitted to the stockholders of the Corporation for approval.

      5. In accordance with the provisions of Section 242 and 228, in lieu of a special meeting of stockholders, the written consents in favor of the Amendment of a majority of stockholders of the Corporation entitled to vote thereon were obtained and delivered to the Corporation by February 5, 2007.

      6. This Certificate of Amendment shall be effective on the date this Certificate of Amendment is filed and accepted by the Secretary of the State of Delaware.

      The undersigned being the President of the Corporation, for the purpose of amending its Certificate of Incorporation pursuant to the General Corporation Law of the State of Delaware, acknowledges that it is his act and deed that the facts stated herein are true and has signed this instrument on March 9, 2007.

                                  TOUCHSTONE APPLIED SCIENCE
                                  ASSOCIATES, INC.

                                  /s/ Andrew L. Simon
                                  --------------------------
                                  By:  Andrew L. Simon
                                  Title: President and Chief Executive Officer

Attest:

/s/ Linda G. Straley
------------------------
Linda G. Straley
Senior Vice President and Secretary

                                   Delaware              Page 1
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      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE
OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.", CHANGING ITS NAME FROM "TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC." TO "QUESTAR ASSESSMENT, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH, A.D., 2007, AT 8:39 O'CLOCK A.M.

      A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE
KENT COUNTY RECORDER OF DEEDS.



                                  By: /s/ Harriet Smith Windsor
                                      -------------------------
                                      Harriet Smith Windsor, Secretary of State

2271710 8100                       AUTHENTICATION: 5514370

070325171                                   Date: 03-16-07